Exhibit 3.3

EXECUTION COPY

SECOND AMENDED AND RESTATED DECLARATION OF TRUST FOR

ADELPHIA RECOVERY TRUST

by and among

Adelphia Communications Corporation

and all of its affiliated Debtors-in-Possession

acting on behalf of the

CVV HOLDERS

and

the Trustees (as named herein)

Dated as of June 4, 2008

(i)

(ii)

(iii)

SECOND AMENDED AND RESTATED DECLARATION OF TRUST FOR

ADELPHIA RECOVERY TRUST

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST (this “Declaration”) for ADELPHIA RECOVERY TRUST, a Delaware statutory trust formerly known as Adelphia Contingent Value Vehicle (the “Trust”), dated as of June 4, 2008, by ADELPHIA COMMUNICATIONS CORPORATION (“ACC”), a Delaware corporation, and certain of its affiliated Debtors-in-Possession, acting on behalf of the CVV Holders (as defined below) (“Debtors-in-Possession” and, together with ACC, the “Debtors”), by the Trustees (as defined herein) and by the CVV Holders (as defined herein).

RECITALS

WHEREAS, on the Commencement Date, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on January 5, 2007, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization for Adelphia Communications Corporation and Certain Affiliated Debtors (as such plan may hereafter be amended or otherwise modified, the “Plan”);

WHEREAS, pursuant to the Plan and the Confirmation Order, (a) the Litigation Prosecution Fund, and (b) as set forth in Section 9.2 of the Plan, title to certain of the Debtors’ Causes of Action were assigned, granted and transferred by the Debtors to the Contingent Value Vehicle being established pursuant to the Plan, the Confirmation Order and the terms of this Declaration for the benefit of CVV Holders;

WHEREAS, the Adelphia Contingent Value Vehicle was established as a Delaware statutory trust governed by the Statutory Trust Act (as defined herein), pursuant to a Trust Agreement, dated as of December 7, 2006 (as further amended and restated on February 13, 2007, the “Original Declaration”), and a certificate of trust, filed with the Secretary of State of the State of Delaware on December 7, 2006 (the “Certificate of Trust”);

WHEREAS, on February 13, 2007, the Debtors, the CVV Holders and the Trustees, executed an amended and restated declaration of trust for the Adelphia Contingent Value Vehicle;

WHEREAS, on March 15, 2007, the name of the Adelphia Contingent Value Vehicle was changed to the Adelphia Recovery Trust;

WHEREAS, this Second Amended and Restated Declaration of Trust amends and restates the Original Declaration in its entirety; and

WHEREAS, the Bankruptcy Court has determined, by an order dated June 4, 2008, that the execution of this Second Amended and Restated Declaration of Trust is a valid exercise by the CVV Trustees of the power to amend the Declaration of Trust contained in Section 12.01 of the Original Declaration;

NOW, THEREFORE, it being the intention of the parties hereto to continue the Adelphia Recovery Trust as a statutory trust under the Statutory Trust Act (as defined herein) and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Adelphia Recovery Trust have been and will continue to be held in trust for the benefit of the CVV Holders, from time to time, of the CVV Interests issued hereunder, subject to the provisions of this Declaration.

ARTICLE I

Definitions

Section 1.01 Certain Terms Defined

(a) Capitalized terms defined in the Plan, and not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Plan.

(b) For purposes of this Declaration, the following terms have the following meanings:

“Adelphia Recovery Trust” means the trust established in accordance with Article IX of the Plan and subject to the terms set forth in this Declaration that is intended to be treated for federal income tax purposes as a liquidating grantor trust, pursuant to: (a) Section 301.7701-4(d) of the Regulations of the United States Department of the Treasury; and (b) Revenue Procedure 94-45, 1994-2 C.B. 684, owned by the CVV Holders as grantors and subject to the provisions of Subpart E of Subchapter J of the Internal Revenue Code of 1986 (as amended).

“Affiliate” has the meaning ascribed to such term in Rule 405 under the Securities Act as in effect on the date of this Declaration.

“Authorized Officer” of a Person means any Person that is authorized to bind such Person.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in Wilmington, Delaware are permitted or required by any applicable law to close.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for the CVV Certificates and in whose name (or in the name of a nominee of that organization) shall be registered a Global CVV Certificate and which shall undertake to effect book entry transfers and pledges of the CVV Certificates.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Commission” means the Securities and Exchange Commission.

“Corporate Trust Office” means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at The Bank of New York, Corporate Trust Administration, 101 Barclay Street – Floor 8 West, New York, New York 10286.

“CVV Certificates” means the certificates issued in one or more series by the Adelphia Recovery Trust evidencing beneficial interests in the Adelphia Recovery Trust.

“CVV Holder” means (1) with respect to a CVV Tradable Interest, a Person in whose name a CVV Certificate is registered on the register maintained by the Registrar pursuant to Section 6.02, and (2) with respect to a CVV Non-Tradable Interest, a Person in whose name such CVV Non-Tradable Interest is registered by the Institutional Trustee, each such Person being a beneficial owner within the meaning of the Statutory Trust Act.

“CVV Interests” means, collectively, the CVV Series RF Interests, CVV Series ACC-1 Interests, CVV Series ACC-2 Interests, CVV Series ACC-3 Interests, CVV Series Arahova Interests, CVV Series FrontierVision Interests, CVV Series Olympus Interests, CVV Series FPL Interests, CVV Series ESL Interests, CVV Series ACC-4, CVV Series ACC-5, CVV Series ACC-6 and CVV Series ACC-7, each such interest as defined, and having the rights and priorities provided in the Plan, the Confirmation Order and this Declaration.

“CVV Non-Tradable Interests” means the CVV Series RF Interests.

“CVV Tradable Interests” means, collectively, all CVV Interests except the CVV Non-Tradable Interests.

“Debtors” has the meaning set forth in the Plan.

“Depositary” means, with respect to the CVV Certificates, DTC or another Clearing Agency.

“DTC” means The Depository Trust Company, New York, New York, the initial Depositary.

“Effective Date” means February 13, 2007, the effective date of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Institutional Trustee” means The Bank of New York.

“IRS” means the Internal Revenue Service of the United States of America.

“Officers’ Certificates” means (i) with respect to any Person other than CVV Trustees, a certificate signed by two Authorized Officers of such Person, and (ii) with respect to the CVV Trustees, a certificate signed by a majority of the CVV Trustees then in office. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in the Declaration shall include:

(a) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer or the CVV Trustees in rendering the Certificate; and

(b) a statement as to whether, in the opinion of each such Authorized Officer or CVV Trustees, such condition or covenant has been complied with.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

“Recovery” and “Recoveries” mean, as applicable, any and all proceeds received by the Adelphia Recovery Trust on or after the Effective Date from: (a) the prosecution, and collection of, a final judgment of any of the claims comprising the Causes of Action included in the Contributed Assets; (b) the settlement or other compromise of any of the claims comprising the Causes of Action included in the Contributed Assets; (c) the liquidation of any other Trust Assets; or (d) any cash funded into the Adelphia Recovery Trust, including any interest earned on cash balances.

“Requisite CVV Holders” means the CVV Holders holding CVV Interests that would be entitled to receive more than 50% of a hypothetical $50 million CVV Distribution, if such CVV Distribution were made as of a date for such determination as reasonably fixed by the CVV Trustees.

“Responsible Officer” means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including any managing director, vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above—designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code sec. 3801 et seq., as it may be amended from time to time, or any successor legislation.

“Tax Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Tax Code shall include a reference to any amendatory or successor provision thereto.

“Trust Assets” means the Contributed Assets and all other property held by the Adelphia Recovery Trust from time to time under this Declaration (including, without limitation, the Recoveries), and any earnings thereon.

“Trust Indemnified Person” means (a) the Institutional Trustee, the Delaware Trustee, any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee; (b) any CVV Trustee; (c) any Affiliate of any CVV Trustee; (d) any partners, employees, representatives or agents of any CVV Trustee; or (e) any officer, employee or agent of the Adelphia Recovery Trust or its Affiliates, in each case in their capacity as such.

“Trustee” or “Trustees” means each Person who has signed this Declaration as a Trustee, in its capacity as such, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Institutional Trustee, Delaware Trustee or a CVV Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as Trustees hereunder.

(c) In addition to the terms defined in Section 1.01(b), the following terms have the respective meanings assigned thereto in the sections indicated below.

Defined Term	Section
ACC	Recitals
Assumed Liabilities	2.04
Authentication Agent	6.01
Bankruptcy Court	Recitals
Confirmation Order	Recitals
Contributed Assets	2.03
CVV	3.07
CVV Termination Date	8.01
CVV Trustees	3.07(a)
Damages	5.03(a)
Debtors	Recitals
Debtors-in-Possession	Recitals
Declaration	Recitals
Definitive CVV Certificate	6.03(b)
Delaware Trustee	3.03(a)
Global CVV Certificate	6.03(b)
Indemnification Advances	5.03(c)
Institutional Trustee	3.04
List of Holders	3.14
Paying Agent	6.02
Plan	Recitals
Professionals	3.11(e)
Registrar	6.02
Relevant Trustee	3.05(a)
Successor Delaware trustee	3.05(b)
Successor Entity	2.08(b)(i)
Successor Institutional Trustee	305(b)
Successor Interests	2.08(b)(i)(B)
Transfer Agent	6.02

ARTICLE II

Creation of the Trust

Section 2.01 Name. The trust continued hereby is named “Adelphia Recovery Trust,” as such name may be modified from time to time by the CVV Trustees following written notice to the CVV Holders. The Adelphia Recovery Trust’s activities may be conducted under the name of the Adelphia Recovery Trust or any other name deemed advisable by the CVV Trustees. The Trustees are hereby authorized to file a restated Certificate of Trust on behalf of the Adelphia Recovery Trust with the Secretary of State of the State of Delaware in accordance with Section 3810(a) of the Statutory Trust Act.

Section 2.02 Office. The address of the principal office of the Adelphia Recovery Trust on the date of execution of this Declaration is: 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, DE 19899-8705.

On ten Business Days’ written notice to the CVV Holders, the Institutional Trustee may designate another principal office at the instruction of the CVV Trustees.

Section 2.03 Contribution of CVV Assets to Be Held in Trust. Pursuant to the authority conveyed to the Debtors by the Plan and the Confirmation Order, the Debtors or the Plan Administrator, as applicable, acting on behalf of the CVV Holders, have absolutely and irrevocably granted, assigned, transfered, conveyed and delivered, without representation, warranty or recourse, and with no reversionary interest in grantors, to the Trustees, and their successors and assigns, to be held in trust pursuant to the terms of the Plan, the Confirmation Order and this Declaration, all right, title and interest in and to the Contributed Assets described below.

(a) The “Contributed Assets” consist of:

(i) the Litigation Prosecution Fund;

(ii) all right, title and interest of the Debtors and their respective estates in and to any and all of the Debtors’ Causes of Action subject to, and to the extent set forth in, Section 9.2 of the Plan;

(iii) all Privileges relating to the Causes of Action listed in clause (ii) above; and

(iv) such additional assets as may be transferred to the Adelphia Recovery Trust from time to time pursuant to the Plan.

Section 2.04 Declaration of Trust.

(a) The Trustees hereby accept such rights and properties assigned and transferred to them and the trust imposed upon them pursuant to this Declaration, the Plan and the laws of the State of Delaware on behalf of, and for the benefit of, and in accordance with the terms hereof, agree to administer and manage the Adelphia Recovery Trust, with respect to the CVV Trustees to retain and enforce the Causes of Action included in the Contributed Assets for the benefit of the CVV Holders under Section 1123(b)(3)(B) of the Bankruptcy Code and to hold the Trust Assets in trust for the sole benefit of the CVV Holders.

(b) The Trustees, on behalf of the Adelphia Recovery Trust, hereby acknowledge and agree that, subject to the obligation of the Plan Administrator under the Plan Administration Agreement (the “Plan Administrator”) or such other agreement to perform administrative functions for the Adelphia Recovery Trust at the CVV Trustees’ reasonable request, the Adelphia Recovery Trust shall be obligated to pay the costs and expenses from and after the Effective Date of establishing the Adelphia Recovery Trust and of prosecuting the Causes of Action included in the Contributed Assets (the “Assumed Liabilities”), which shall be payable solely from the applicable Trust Assets.

Section 2.05 Purpose and Powers of the Adelphia Recovery Trust. The Adelphia Recovery Trust is being established to implement Article IX of the Plan. The exclusive purposes of the Adelphia Recovery Trust are, and the Adelphia Recovery Trust shall have the power and authority, (1) to hold the Trust Assets and manage the Assumed Liabilities, (2) to resolve the Causes of Action included in the Contributed Assets, (3) upon receipt of payments in respect of the Causes of Action included in the Contributed Assets to distribute such payments to the CVV Holders, (4) to issue, cancel and re-issue the CVV Certificates, (5) to liquidate the Trust Assets otherwise, (6) to request that the Plan Administrator perform certain functions with respect to the Adelphia Recovery Trust, (7) to oversee and monitor the Plan Administrator to the extent provided and subject to the purposes of the Plan Administrator’s duties as set forth in the Plan and the Plan Administrator Agreement, and (8) to engage in such other activities, including entering into agreements, as are described in or required by the terms of this Declaration or as necessary, suitable or convenient to accomplish the foregoing, in the case of (1)-(6) and (8) with a view to maximizing the Trust Assets on behalf of, and for the benefit of, the CVV Holders. Notwithstanding anything to the contrary in the Statutory Trust Act, the Trustees shall not at any time, on behalf of the Adelphia Recovery Trust or the CVV Holders, engage in the conduct of a trade or business, and shall not take any actions hereunder except as are reasonably necessary and incidental to the achievement of the foregoing purposes. In pursuing the foregoing purposes, the CVV Trustees will make diligent and continual efforts to resolve the Causes of Action included in the Contributed Assets, to dispose of other assets of the Adelphia Recovery Trust, to make timely distributions and not to prolong unduly the duration of the Adelphia Recovery Trust.

Section 2.06 Title to Trust Assets. Legal title to the Trust Assets shall be vested in the name of the Adelphia Recovery Trust. No CVV Holder, and no widower, widow, heir or devisee of any individual who may become a CVV Holder and no bankruptcy trustee, receiver or similar person of any CVV Holder shall have legal title to, or any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable) in, any Trust Asset; the sole interest of the CVV Holders in the Adelphia Recovery Trust and the Trust Assets shall be the rights and benefits given to such Persons under the Plan, the Confirmation Order and this Declaration.

Section 2.07 Intention of Parties. The parties hereto intend for the Adelphia Recovery Trust to be treated as a liquidating trust as described in Treasury Regulations Section 301.7701-4(d) and, as such, it is not intended to be an association taxable as a corporation or as a joint venture, partnership or other entity or form other than a liquidating trust. Unless the IRS or a court of competent jurisdiction requires a different treatment, the parties hereto hereby agree that the Adelphia Recovery Trust shall be treated as a “grantor trust” for United States federal income tax purposes.

Section 2.08 Mergers.

(a) The Adelphia Recovery Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer, pledge or lease its properties and assets substantially as an entirety to any Person, except (i) as described in paragraph (b) of this Section 2.08, or (ii) in a liquidation of the Adelphia Recovery Trust in accordance with this Declaration.

(b) The Adelphia Recovery Trust may, with the consent of a majority of the CVV Trustees and without the consent of the Institutional Trustee, the Delaware Trustee or the CVV Holders, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States; provided that:

(i) if the Adelphia Recovery Trust is not the survivor, such successor entity (the “Successor Entity”) both:

(A) expressly assumes all of the obligations of the Adelphia Recovery Trust under the Confirmation Order, this Declaration and the Plan; and

(B) substitutes for the CVV Interests other securities having substantially the same terms as the CVV Interests (the “Successor Interests”);

(ii) Reserved;

(iii) such merger, consolidation, amalgamation or replacement does not result in any material alteration of the Trust Assets or adversely affect the rights, preferences and privileges of the CVV Holders (including any Successor Interests) in any material respect (other than with respect to any dilution of such CVV Holders’ interests in the Successor Entity);

(iv) such Successor Entity solely has purposes that are substantially identical to those of the Adelphia Recovery Trust;

(v) prior to such merger, consolidation, amalgamation or replacement the Adelphia Recovery Trust has received an opinion of nationally recognized outside counsel to the Adelphia Recovery Trust experienced in such matters to the effect that:

(A) such merger, consolidation, amalgamation or replacement does not and will not adversely affect the rights, preferences and privileges of the CVV Holders (including any Successor Interests) in any material respect (other than with respect to any dilution of the CVV Holders’ interest in the Successor Entity); and

(B) such merger, consolidation, amalgamation or replacement does not and will not cause the Adelphia Recovery Trust (or the Successor Entity) to fail to be classified as a grantor trust for United States federal income tax purposes;

(vi) without the unanimous consent of the CVV Trustees, such merger, consolidation, amalgamation or replacement shall not result in any material change to the rights of the CVV Trustees, including, without limitation, their rights to indemnification, exculpation and compensation set forth in this Declaration and under Delaware law; and

(vii) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee shall have received an opinion of counsel to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.

(c) Any merger or consolidation of the Adelphia Recovery Trust shall be accomplished in accordance with Section 3815 of the Statutory Trust Act. Pursuant to Section 3815(f) of the Statutory Trust Act, in the case of a consolidation, amalgamation, or merger of the Adelphia Recovery Trust with or into, or the replacement by, a trust organized as such under the laws of any state of the United States, subject to the requirements described in Section 2.08(b) above, the agreement of merger or consolidation may effect any amendment to this Declaration, or effect the adoption of a new governing instrument of the Adelphia Recovery Trust if it is the surviving or resulting business trust in the merger or consolidation. Such amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

ARTICLE III

The Trustees

Section 3.01 Authority. Except as specifically provided in this Declaration, the Institutional Trustee and the CVV Trustees shall have exclusive and complete authority to carry out the purposes of the Adelphia Recovery Trust. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Adelphia Recovery Trust, it being understood that except as provided expressly herein the CVV Trustees may so act on behalf of the Adelphia Recovery Trust only upon the vote or consent (such consent to be evidenced by a writing executed contemporaneously with or promptly following any oral consent) of a majority of the CVV Trustees. In dealing with the Trustees acting on behalf of the Adelphia Recovery Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Adelphia Recovery Trust. Persons dealing with the Adelphia Recovery Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

Section 3.02 Number of Trustees. There shall be one Delaware Trustee if required by Section 3.03; the Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 3.03 shall have no application to such entity in its capacity as Institutional Trustee. There shall be one Institutional Trustee as required by Section 3.04. There shall be five initial CVV Trustees, subject to change as provided in Section 3.07, which CVV Trustees shall be in addition to the Delaware Trustee and the Institutional Trustee.

Section 3.03 Delaware Trustee.

(a) If required by the Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:

(i) a natural person who is a resident of the State of Delaware; or

(ii) if not a natural person, an entity which has its principal place of business in the State of Delaware,

and, in either case, otherwise meets the requirements of applicable law, including Section 3807 of the Statutory Trust Act.

(b) The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

(c) The initial Delaware Trustee shall be The Bank of New York (Delaware).

(d) Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of any of the Trustees set forth in this Declaration. Except as set forth in this Section 3.03, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act.

(e) In no event shall the Delaware Trustee be liable to any person for the acts or omissions of the Adelphia Recovery Trust or the other Trustees (except for the Delaware Trustee’s obligation to meet the requirements of Section 3807 of the Statutory Trust Act).

Section 3.04 Institutional Trustee; Eligibility.

(a) There shall at all times be one Trustee which shall act as Institutional Trustee, which Trustee shall:

(i) not be an Affiliate of the Debtors;

(ii) not offer or provide credit or credit enhancement to the Adelphia Recovery Trust; and

(iii) be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 3.04(a)(iii), the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 3.04(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 3.05(a).

(c) The initial Institutional Trustee shall be The Bank of New York.

(d) The Institutional Trustee shall continue to serve as a Trustee until either:

(i) the Adelphia Recovery Trust has been completely liquidated and all of its assets shall have been distributed to the CVV Holders pursuant to the terms hereof and, if applicable, of the CVV Certificates; or

(ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 3.05.

Section 3.05 Appointment, Removal and Resignation of the Institutional and Delaware Trustees.

(a) No resignation or removal of the Institutional or Delaware Trustee (each, a “Relevant Trustee”) and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of this Section 3.05.

(b) Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the other Trustees. Upon the resignation of the Relevant Trustee, the CVV Trustees shall appoint a successor (the “Successor

Institutional Trustee” or the “Successor Delaware Trustee,” as applicable) who shall execute an instrument of acceptance as described in Section 3.05(e) below. If the instrument of acceptance by the successor Relevant Trustee required by this Section 3.05 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Adelphia Recovery Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The resigning Relevant Trustee shall have no liability for the selection of such successor pursuant to this Section 3.05.

(c) Subject to the approval of the Bankruptcy Court, the Institutional Trustee or the Delaware Trustee, or both of them, may be removed by a majority of the CVV Trustees. A Delaware Trustee who is a natural person may also be removed by a majority of the CVV Trustees if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies. If a Relevant Trustee shall be so removed, the CVV Trustees shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Relevant Trustee or Trustees shall comply with the applicable requirements of Section 3.03 or Section 3.04, as the case may be. If no successor Relevant Trustee shall have been so appointed by the CVV Trustees and accepted appointment in the manner required by this Section 3.05 within 30 days after delivery of notification of removal or after the Adelphia Recovery Trust receives notice of the Delaware Trustee’s death, incompetence or incapacity, any CVV Holder who has been a holder of CVV Interests for at least six months may, on behalf of himself and all others similarly situated, or the Relevant Trustee being removed may, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees. All accrued fees and expenses of a Relevant Trustee that has been removed as a Trustee pursuant to this Section 3.05 shall be paid to the Relevant Trustee within ten Business Days of removal.

(d) The CVV Trustees shall notify the Institutional Trustee of the appointment of a successor Relevant Trustee, whereupon the Institutional Trustee shall give notice of each appointment of a successor Relevant Trustee to all CVV Holders. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.

(e) In the case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers and duties of the retiring Relevant Trustee with respect to the CVV Interests, the CVV Holders and the Adelphia Recovery Trust; upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Relevant Trustee; but, on request of the Adelphia Recovery Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Assets, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the CVV Interests and the Adelphia Recovery Trust. In the case of the appointment of a successor Delaware Trustee, the Trustees shall file an amendment to the Certificate of Trust in accordance with Section 3810 of the Statutory Trust Act.

(f) No Relevant Trustee shall be liable for the acts or omissions to act of any successor Relevant Trustee validly appointed in accordance with the terms hereof.

(g) Any Person into which the Relevant Trustee, as the case may be, may be merged, amalgamated or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Relevant Trustee shall be the successor of the Relevant Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article.

Section 3.06 Vacancies Among Relevant Trustees; Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Adelphia Recovery Trust. Whenever a vacancy in the Institutional Trustee or the Delaware Trustee shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 3.05, the Institutional Trustee or the Delaware Trustee (as the case may be) remaining in office shall have all the powers granted to both the Institutional Trustee and the Delaware Trustee and shall discharge all the duties imposed upon both the Institutional Trustee and the Delaware Trustee by this Declaration; provided, however, that the Institutional Trustee shall have the powers of the Delaware Trustee and shall discharge the duties imposed upon the Delaware Trustee only if the Institutional Trustee is then able to fulfill the requirements of Section 3807 of the Statutory Trust Act.

Section 3.07 The CVV Trustees.

(a) There shall be at all times certain trustees (the “CVV Trustees”) who shall be natural persons over the age of 21 years and who shall have the powers, duties and responsibilities of the CVV Trustees hereunder. The initial CVV Trustees shall be Bryan Bloom (appointed by Huff), Lee S. Hillman and Ralph J. Takala (appointed by the ACC Settling Parties), Dean A. Ziehl (appointed by Committee II), David P. Stowell (appointed by Committee II, Huff, and the ACC Settling Parties), and whose appointments were made in the manner set forth in the Plan. The Institutional Trustee shall be subject to oversight by the CVV Trustees.

(b) In compensation for his or her service as CVV Trustee, each CVV Trustee shall be entitled to the compensation set forth in Schedule 1. Upon appointment of a successor CVV Trustee by the remaining CVV Trustees pursuant to Section 3.09, such successor CVV Trustee shall receive compensation as determined by the other CVV Trustees (but in no event more than the highest fees or rate, or formula for fees payable to any other CVV Trustee).

Section 3.08 Resignation or Removal of a CVV Trustee.

(a) Any CVV Trustee may resign as such by executing an instrument in writing and delivering that instrument, upon thirty (30) days’ written notice, to the remaining CVV Trustee or Trustees, if any, and to the Institutional Trustee. In the event of the resignation of a CVV Trustee, such CVV Trustee shall promptly: (a) execute and deliver such documents, instruments and other writings as may be reasonably requested by the remaining CVV Trustees or CVV Trustee, or if there is no other CVV Trustee, the Institutional Trustee, to effect the termination of such CVV Trustee’s capacity under this Declaration; (b) deliver to the remaining CVV Trustees or CVV Trustee, or if there is no other CVV Trustee, to the Institutional Trustee, all assets, documents, instruments, records and other writings related to the Adelphia Recovery Trust as may be in the possession of such Trustee; and (c) otherwise assist and cooperate in effecting the assumption of such CVV Trustee’s obligations and functions by his successor CVV Trustee.

(b) Any CVV Trustee shall be removed only by (i) the Person(s) who appointed such CVV Trustee, or (ii) Bankruptcy Court order made after such notice and a hearing as the Bankruptcy Court may direct. Any motion to remove a CVV Trustee shall be for cause shown and can only be brought by the Creditors Committee.

Section 3.09 Appointment of Successor CVV Trustees.

(a) Subject to Section 3.10(b), there shall be no fewer than five CVV Trustees. Upon the death, resignation, removal or incompetency (determined by a court of competent jurisdiction) of a CVV Trustee, the applicable Person(s) who initially appointed such CVV Trustee shall have the authority to appoint a successor CVV Trustee in place of such CVV Trustee, provided, however, that if such Person(s) do not make such appointment(s) within 40 days of such death, resignation, removal or determination of incompetency, a majority of the remaining CVV Trustees shall have the power to appoint a successor CVV Trustee or Trustees, as applicable. If a successor CVV Trustee has not been appointed within 60 days of such written notice required under Section 3.09, the remaining CVV Trustees may petition the Bankruptcy Court to appoint a successor CVV Trustee. In the event of the death, resignation or incompetency (as determined by a court of competent jurisdiction) of all of the CVV Trustees so that there are no remaining CVV Trustees, subject to the second sentence of this Section 3.09(a), five CVV Trustees shall be appointed by the Bankruptcy Court upon the motion of the Delaware Trustee or Institutional Trustee.

Any appointment of a successor CVV Trustee hereunder shall specify the date on which such appointment shall be effective. Every successor CVV Trustee appointed hereunder shall execute, acknowledge and deliver to the remaining CVV Trustees (or, in the event there are no remaining CVV Trustees, the CVV Holders in accordance with the provisions of Section 13.02(d)) and to the Institutional Trustee an instrument accepting such appointment, and thereupon such successor CVV Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of a CVV Trustee. No successor CVV Trustee shall have any duty to investigate the administration of the Adelphia Recovery Trust or the management of the Trust Assets for any period prior to the effective date of such successor CVV Trustee’s appointment, and no resigning CVV Trustee shall be required or permitted, prior to final termination of the Causes of Action included in the Contributed Assets (including any proceedings to collect any recovery due the CVV Trustees), to file any accounting proceeding.

(b) The CVV Holders will have no right to vote to appoint, remove or replace the CVV Trustees, which rights are vested exclusively in the CVV Trustees and, solely to the extent set forth in Section 3.09(a) and Section 3.08(b), the Bankruptcy Court.

Section 3.10 Meetings of the Trustees.

(a) Meetings of the Delaware Trustee, the Institutional Trustee and the CVV Trustees together may be held from time to time upon the request of the Delaware Trustee, Institutional Trustee or any CVV Trustee. Notice of any in-person meetings of the Trustees shall be hand delivered or otherwise delivered by the Trustee that has called such meeting to the other Trustees in writing (including by facsimile, with a hard copy by overnight mail) not less than five Business Days before such meeting. Notice of any telephonic meetings of such Trustees shall be delivered by the Trustee that has called such meeting to the other Trustees in writing (including by facsimile, with a hard copy by overnight mail) not less than two Business Days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where such Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any Trustee may also waive such notice of in-person or telephonic meetings in writing by delivering (including by facsimile, with a hard copy by overnight mail) such written waiver to all other Trustees. Unless provided otherwise in this Declaration and subject to Section 3.05(c) hereof, any action to be taken by the Institutional Trustee together with the CVV Trustees shall be taken with the approval of the Institutional Trustee and a majority of the CVV Trustees.

(b) The CVV Trustees may adopt their own rules and procedures but, unless otherwise provided by this Declaration, may act only with the agreement of the majority of the CVV Trustees; provided, however, that if there are fewer than three CVV Trustees, any action taken by the unanimous consent of the two remaining CVV Trustees or by the sole remaining CVV Trustee prior to the appointment of a successor CVV Trustee pursuant to Section 3.09, shall be valid. The CVV Trustees may, in their discretion, delegate to one or more of the CVV Trustees or to the Plan Administrator the authority to act on behalf of the CVV Trustees as the CVV Trustees may determine appropriate.

Section 3.11 Powers and Duties of the Trustees.

(a) Subject to Article IX of the Plan and any limitations set forth in Section 2.05, the CVV Trustees shall have the full power and authority to take all actions necessary or appropriate to fulfill the purpose of the Adelphia Recovery Trust, including, but not limited to, the retention of professionals and the appointment of officers or other agents, deemed by the CVV Trustees to be necessary or appropriate (i) to protect, maintain, liquidate to cash, and maximize the value of the transferred Causes of Action, whether by litigation, settlement or otherwise, (ii) to comply with the reporting requirements of the Exchange Act, if applicable, and (iii) to prepare and make available to the CVV Holders periodic reports regarding the results of the Adelphia Recovery Trust’s operations.

(b) The CVV Trustees shall, with the goal of maximizing the reasonably expected present value of the Recovery less the costs of the Causes of Action included in the Contributed Assets, including in such costs the Bank Lender Post-Effective Date Fee Claims, in an expeditious but orderly manner, liquidate and convert to cash the Trust Assets, administer any cash received in connection therewith, make timely distributions therefrom in accordance with the Plan and this Declaration and not unduly prolong the duration of the Adelphia Recovery Trust. The liquidation of the Adelphia Recovery Trust assets may be accomplished, in the CVV Trustees’ reasonable business judgment, subject to the oversight of the Bankruptcy Court, through, inter alia, the prosecution, compromise, settlement, dismissal and/or abandonment of the Causes of Action that are Trust Assets. In furtherance of Section 2.03(a)(ii) of this Declaration and Section 9.2 of the Plan, the Trustees shall take such actions (if any) as are necessary or appropriate to perfect the rights of the Adelphia Recovery Trust as successor-in-interest to the Debtors to the Causes of Action that are Trust Assets (subject to the rights expressly retained by the Debtors under this Declaration and the Plan).

(c) The Institutional Trustee and the CVV Trustees shall have the authority to enter into all transactions and agreements determined by such Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees under this Declaration (in the case of the Institutional Trustee, as directed by the CVV Trustees), and to perform all acts in furtherance thereof (and all such transactions or agreements entered into or acts performed prior to the date hereof are hereby ratified and approved), including, without limitation, those set forth in the following subsections (d), (e) and (f).

(d) The Institutional Trustee and the Delaware Trustee shall be paid all reasonable and documented fees and expenses, including legal fees, relating to the performance of their duties under this Declaration. To the extent not paid, such fees and expenses shall be paid from the Trust Assets held under this Declaration.

(e) The CVV Trustees shall have the power and authority and are authorized to act on behalf of the Adelphia Recovery Trust with respect to the following matters and shall have such other powers and authority as provided in this Declaration, the Plan and the Confirmation Order:

(i) causing the Adelphia Recovery Trust in their sole discretion to retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals (collectively, the “Professionals”) or other employees or agents as they may deem necessary, or the Plan Administrator, on reasonable terms and conditions of employment or retention, to aid in the performance of their responsibilities pursuant to the terms of this Declaration and the Plan including the prosecution of the Causes of Action included in the Contributed Assets and the liquidation and distribution of Trust Assets; provided, however, that in no event shall the Adelphia Recovery Trust hire any one or more employees to the extent any such hiring would result in the Adelphia Recovery Trust engaging in or conducting, or being deemed to engage in or conduct, a trade or business contrary to Section 2.05;

(ii) causing the Adelphia Recovery Trust to pay from the Litigation Prosecution Fund or proceeds of the Causes of Action included in the Contributed Assets all costs and expenses incurred in connection with the prosecution of the Causes of Action included in the Contributed Assets and the administration of the Adelphia Recovery Trust, including (a) fees and expenses of Professionals, (b) out-of-pocket expenses of the Plan Administrator or Debtors related to their performing functions for the Adelphia Recovery Trust at the request of the CVV Trustees, (c) taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs and secretarial and administrative costs attendant to the administration and maintenance of the Adelphia Recovery Trust and the responsibilities of the Trustees hereunder, (d) the fees of the Trustees, (e) the reasonable out-of-pocket expenses of the CVV Trustees, (f) applicable insurance, including, but not limited to, directors and officers insurance, and (g) any Indemnification Advances;

(iii) the execution of any documents and taking of any other actions related to, or in connection with, the acceptance of the contribution of, and the liquidation of, the Trust Assets and the exercise of the CVV Trustees’ powers granted herein and in the Plan;

(iv) protecting and enforcing the rights to the Trust Assets vested in the CVV Trustees and the Adelphia Recovery Trust by this Declaration by any method deemed appropriate including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(v) filing any and all tax returns with respect to the Adelphia Recovery Trust and paying taxes properly payable by the Adelphia Recovery Trust, if any, and making distributions to the CVV Holders net of such taxes and applicable withholdings;

(vi) in the event that the CVV Trustees determine that the CVV Holders or the Adelphia Recovery Trust may, will or have become subject to adverse tax consequences, taking such actions that will, or are intended to, alleviate such adverse tax consequences;

(vii) the issuance, cancellation and re-issue of CVV Certificates issued in accordance with this Declaration;

(viii) making all necessary filings in accordance with any applicable law, statute or regulation, and, in consultation with counsel, seek any advice or determination that may be necessary or appropriate under such laws;

(ix) the execution and filing of all periodic and other forms, reports and other filings required under the Exchange Act, and compliance with all applicable federal and state securities laws;

(x) Reserved;

(xi) maintaining the value of the Trust Assets, provided that, the investment powers of the CVV Trustees shall be limited to those that are reasonably necessary to maintain the value of the assets held by the Adelphia Recovery Trust and to further the purposes of resolving the Causes of Action and distributing the proceeds to the CVV Holders, but otherwise such powers of investment shall be limited to demand and time deposits, such as short term certificate of deposits in banks or other savings institutions or “Government Securities” within the meaning of Section 3(a)(1)(C) of the Investment Company Act of 1940 (the “Investment Company Act”);

(xii) to cause valuations of the property transferred to and held by the Adelphia Recovery Trust to be made, and such valuations shall be required to be used by the Adelphia Recovery Trust and by the CVV Holders for all United States federal income tax purposes.

(xiii) the taking of any action to cause the Adelphia Recovery Trust not to be deemed to be an Investment Company under the Investment Company Act;

(xiv) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Adelphia Recovery Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

(xv) the taking of any other actions necessary or desirable to carry out any of the purposes of the Adelphia Recovery Trust, including, but not limited to, incurring indebtedness to carry out the functions of the Adelphia Recovery Trust.

(xvi) To oversee and monitor the Plan Administrator to the extent provided in the Plan and the Plan Administrator Agreement.

(f) The Institutional Trustee shall have the power, duty and authority and is hereby authorized to act on behalf of the Adelphia Recovery Trust with respect to the following matters:

(i) the authentication of the CVV Certificates in accordance with Section 6.01(b);

(ii) the distribution through the Paying Agent of the CVV Distributions and other amounts owed to the CVV Holders in respect of the CVV Certificates in accordance with the terms of this Declaration;

(iii) the execution and delivery of letters or documents to, or instruments with, the Depositary relating to the CVV Certificates;

(iv) the taking of all actions that may be necessary or appropriate for the preservation and the continuation of the Adelphia Recovery Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and, to the extent specifically directed in written notice(s) provided to it by the CVV Trustees, of each other jurisdiction in which such existence is necessary, to protect the limited liability of the CVV Holders or to enable the Adelphia Recovery Trust to effect the Adelphia Recovery Trust purposes as described in Section 2.05;

(v) the taking of all actions and performance of such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the CVV Certificates; and

(vi) the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine to be necessary or advisable to give effect to the terms of this Declaration for the benefit of the CVV Holders (without consideration of the effect of any such action on any particular CVV Holder).

(g) The Institutional Trustee shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. The Institutional Trustee shall have the power and authority to act on behalf of the Adelphia Recovery Trust with respect to any of the duties, liabilities, powers or the authority of the CVV Trustees set forth in Section 3.11(c) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the CVV Trustees, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the CVV Trustees and the action of the Institutional Trustee, the action of the CVV Trustees shall prevail.

(h) The Trustees are authorized and directed to conduct the affairs of the Adelphia Recovery Trust and to operate the Adelphia Recovery Trust so that the Adelphia Recovery Trust will not fail to be classified as a liquidating trust as described in Treasury Regulations Section 301-7701-4(d) and as a grantor trust for United States federal income tax purposes. In this connection, the Trustees are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that the Institutional Trustee or the CVV Trustees, as the case may be, determine in their discretion to be necessary or desirable for such purpose, even if such action adversely affects the interests of the CVV Holders. The CVV Trustees may retain counsel (which may be counsel to the Adelphia Recovery Trust) and outside advisors that they reasonably believe to be experts with respect to the foregoing tax matters, and the Trustees shall be deemed to have satisfied the provisions of this Section 3.11(h) by employing such expert(s) for such purpose and by following the advice of such experts in connection with the foregoing, and the Trustees shall not be liable for any actions taken or not taken at the direction of such expert(s).

(i) The CVV Trustees may consult with counsel (which counsel may be counsel to the Adelphia Recovery Trust), outside consultants, advisors and other Persons as to matters the CVV Trustees reasonably believe are within such other Person’s professional or expert competence, and the advice of such Persons shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith reliance on such advise. All oral or written communications between any such counsel on the one hand, and the Debtors, the Adelphia Recovery Trust, any Trustee any of their Affiliates, or any successor entity or any Affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

(j) Any Trustee may also be a CVV Holder or an officer, director, employee or Affiliate of a CVV Holder, and will have all the rights of such a CVV Holder to the same extent as if such Trustee were not a Trustee.

(k) The CVV Trustees are authorized to delegate their powers, rights and functions to the Plan Administrator, including, but not limited to, bookkeeping, accounting, financial reporting and other administrative functions of the Adelphia Recovery Trust pursuant to the Plan Administrator Agreement or such other agreement entered into on behalf of the Debtors or the Plan Administrator, as applicable, and the Adelphia Recovery Trust.

(l) If and to the extent required to qualify and maintain qualification as a liquidating trust as described in Treasury Regulation Section 301.7701-4(d), the CVV Trustees will not take any action to cause the Adelphia Recovery Trust to be treated as a publicly traded partnership within the meaning of Section 7704 of the Tax Code, including any action to cause the CVV Interests, or any of them, to be traded on an established securities market or to be readily tradable on a secondary market or the substantial equivalent thereof.

Section 3.12 Certain Duties and Responsibilities of the Trustees.

(a) The duties and responsibilities of the Trustees shall be as provided by this Declaration and the Statutory Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee to expend or risk such Trustee’s own funds or otherwise incur any financial liability in the performance of any of such Trustee’s duties hereunder, or in the exercise of any of such Trustee’s rights or powers. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. To the extent that, at law or in equity, a Trustee has duties and liabilities relating to the Adelphia Recovery Trust, to the CVV Holders, to holders of Claims or Equity Interests pursuant to the Plan, or as otherwise set forth in the Plan Administrator Agreement, such Trustee shall not be liable to the Adelphia Recovery Trust or to any CVV Holder for such Trustee’s good faith reliance on the provisions of this Declaration.

(b) All CVV Distributions made by the Institutional Trustee or a Paying Agent in respect of the CVV Interests shall be made only after all reasonable and documented fees and expenses of the Delaware Trustee and the Institutional Trustee have been paid and only from (i) payments received by the Adelphia Recovery Trust from the resolution of Causes of Action so as to enable the Institutional Trustee or a Paying Agent to make payments in accordance with the terms hereof and (ii) proceeds from the liquidation of other assets of the Adelphia Recovery Trust upon the winding up of the Adelphia Recovery Trust. Each CVV Holder, by its acceptance of a CVV Interest, agrees that it will look solely to the CVV Distributions to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to such CVV Holder for any amount distributable in respect of any CVV Certificate or for any other liability in respect of any CVV Certificate.

(c) The Institutional Trustee, based on its capacity as such, shall have no liability to any other Trust Indemnified Persons, based on their capacity as such, unless it shall be established that any decision or action of the Institutional Trustee was undertaken in bad faith, in a grossly negligent manner, or as a result of willful misconduct. No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability with respect to matters that are within the authority of the Institutional Trustee under this Declaration for its own bad faith, gross negligence or willful misconduct, except that:

(i) the Institutional Trustee shall not be liable for any error or judgment made in good faith by an Authorized Officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was grossly negligent in ascertaining the pertinent facts or acted in bad faith or engaged in willful misconduct;

(ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the CVV Trustees relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any power conferred upon the Institutional Trustee under this Declaration;

(iii) the Institutional Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of CVV Distributions shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the provisions regarding protections and limitations on liability afforded to the Institutional Trustee under this Declaration; and

(iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the CVV Trustees; and money held by the Institutional Trustee need not be segregated from other funds held by it except to the extent otherwise required by law.

Section 3.13 Certain Rights of the Institutional Trustee. Subject to the provisions of Section 3.12:

(a) the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of a CVV Holder, transferee or CVV Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, CVV Certificate, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the CVV Trustees have directed the Institutional Trustee, the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee in its sole discretion shall deem advisable and in the best interests of the CVV Holders or the Adelphia Recovery Trust, as applicable, in which event the Institutional Trustee shall have no liability except for its own bad faith, gross negligence or willful misconduct as more fully described in Section 3.12(c) herein;

(c) Reserved;

(d) the Institutional Trustee may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from the Bankruptcy Court. All oral or written communications between any such counsel on the one hand, and Adelphia Recovery Trust, any Trustee, any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege;

(e) Reserved;

(f) the Institutional Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, CVV Certificate, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by the CVV Trustees, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

(h) any action taken by the Institutional Trustee or its agents authorized by this Declaration to be taken by the Institutional Trustee shall bind the Adelphia Recovery Trust and the CVV Holders, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee’s or its agent’s taking such action;

(i) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty;

(j) whenever in the administration of the provisions of this Declaration the Institutional Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Institutional Trustee and such certificate, in the absence of gross negligence, willful misconduct, or bad faith on the part of the Institutional Trustee, as more fully described in Section 3.12(c) herein, shall be full warrant to the Institutional Trustee for any action taken, suffered or omitted by it under the provisions of this Declaration upon the faith thereof;

(k) in no event shall the Institutional Trustee be liable for the selection of investments for funds permitted to be invested hereunder or for investment losses thereon, and the Institutional Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the CVV Trustees to provide timely written investment direction with respect to funds permitted to be invested hereunder; and

(l) the Institutional Trustee may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care.

Section 3.14 Lists of CVV Holders.

(a) As promptly as reasonably practicable following the Effective Date, the CVV Trustees shall provide to the Institutional Trustee a list (the “List of Holders”), in such form as the Institutional Trustee may reasonably require, of the names and addresses of the CVV Holders as of the Effective Date;

(b) the Paying Agent, if other than the Institutional Trustee, shall provide to the Institutional Trustee a List of Holders upon the request of the Institutional Trustee; and

(c) except as provided in (a) and (b) above, the Institutional Trustee and the Paying Agent shall not be required to provide a List of Holders to any party other than as directed by the CVV Trustees; and

(d) the Institutional Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity), provided that the Institutional Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

Section 3.15 Reserved.

Section 3.16 Not Responsible for Recitals or Issuance of CVV Certificates. The recitals contained in this Declaration and the CVV Certificates shall be taken as the statements of the Adelphia Recovery Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the Trust Assets or any part thereof. Except as otherwise specifically provided herein, the Trustees make no representations as to the validity or sufficiency of this Declaration or the CVV Certificates.

Section 3.17 Filings With the Commission. At any time that the Adelphia Recovery Trust is subject to the reporting obligations of the Exchange Act, the CVV Trustees shall, on behalf of the Adelphia Recovery Trust, cause to be prepared, executed and filed all reports and documents required to be filed with the Commission, including, without limitation, quarterly reports on Form 10-Q and an annual report on Form 10-K. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the Designated Litigation and disclosure of the amounts that have been expended for the relevant period and any contingent or incurred but unpaid expenses (including compensation deferred by the CVV Trustees) that the Adelphia Recovery Trust will be obligated to pay in the future. The CVV Trustees shall also, on behalf of the Adelphia Recovery Trust, cause to be prepared, executed and filed with the Commission, reports on Form 8-K upon the occurrence of a material judicial or arbitral decision in the Causes of Action included in the Trust Assets or in the event of any agreement to settle the Causes of Action included in the Trust Assets.

ARTICLE IV

CVV Distributions

Section 4.01 CVV Distributions to CVV Holders.

(a) The Adelphia Recovery Trust will make CVV Distributions (if any) to the CVV Holders annually to the extent provided in Section 9.4(f) of the Plan and from time to time at the direction of the CVV Trustees. On each applicable payment date specified by the CVV Trustees pursuant to Section 4.02, provided that the Institutional Trustee has received notice no later than five (5) Business Days prior to such date of (i) such date and the amount of the CVV Distribution from the CVV Trustees and (ii) the applicable account name, number and other applicable information from the Paying Agent, the Institutional Trustee shall transfer such CVV Distribution to such account of the Paying Agent, and the Paying Agent shall promptly make the applicable payments to the CVV Holders.

(b) The Adelphia Recovery Trust will make CVV Distributions net of any professional fees, costs or expenses (including, without limitation, any taxes) incurred or reserved by the CVV Trustees in connection with administering, litigating or otherwise resolving the Causes of Action owned by the Adelphia Recovery Trust, including, without limitation, net of all expenses and obligations hereunder other than any obligation to make CVV Distributions.

(c) No CVV Distribution shall be required to be made hereunder to any CVV Holder unless such holder is to receive in such distribution at least $25.00 per CVV Certificate or unless such distribution is the final distribution to such holder pursuant to the Plan and this Declaration. Any such distribution not made in accordance with the provisions of this Section 4.01(c) shall be retained by the Institutional Trustee and shall be held in trust for the relevant CVV Holder until the date the next distribution is scheduled to be made to such CVV Holder.

(d) Priority. Any CVV Distributions shall be paid to the CVV Holders in accordance with the other terms hereof and the priority and liquidation preferences of the CVV Interests as set forth in Section 9.3 of the Plan.

Section 4.02 Timing of Payments. The Adelphia Recovery Trust will make payments of amounts as contemplated by Section 4.01 to the CVV Holders as of record dates determined by the CVV Trustees. Payment will be made on payment dates, which will also be set by the CVV Trustees; provided that the Adelphia Recovery Trust is required to distribute at least annually to the CVV Holders its net income and all net proceeds from the sale or other disposition of assets held by the Adelphia Recovery Trust, other than an amount of net income or proceeds reasonably necessary to maintain the value of the Trust Assets or to meet claims and contingent liabilities. The CVV Trustees shall promptly notify the Institutional Trustee and the Paying Agent in writing of any such dates.

Section 4.03 Expenses. The CVV Trustees on behalf of the Adelphia Recovery Trust shall have the right to draw on the funds of the Adelphia Recovery Trust for the purpose of funding any expenses of the Adelphia Recovery Trust, including fees and expenses of the Institutional Trustee and the Delaware Trustee, administration expenses, taxes, expenses of the Causes of Action included in the Contributed Assets, compensation, fees and expenses of the Trustees, amounts paid as indemnity to any Trust Indemnified Persons, premiums for insurance (including, but not limited to, directors and officers insurance) for the CVV Trustees, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the CVV Trustees.

ARTICLE V

Standard of Conduct, Indemnification and Exculpation

Section 5.01 Limitation on Liability of the Trustees and CVV Holders.

(a) Except as expressly set forth in this Declaration, the Trustees and CVV Holders shall not be:

(i) personally liable for the payment of any amounts to the CVV Holders, or holders of Claims or Equity Interests under the Plan, which payments shall be made solely from the Trust Assets, if any, or

(ii) required to pay to the Adelphia Recovery Trust or to any CVV Holder or holders of Claims or Equity Interests under the Plan, any deficit upon dissolution of the Adelphia Recovery Trust or otherwise.

(b) Pursuant to ss. 3803(a) of the Statutory Trust Act, the CVV Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 5.02 Exculpation.

(a) To the fullest extent permitted by law, no Trust Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Adelphia Recovery Trust, any Trust Indemnified Person, any holder of Claims or Equity Interests under the Plan, or any CVV Holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trust Indemnified Person, including, but not limited to, any loss, damage or claim incurred as a result of the prosecution or settlement of the Causes of Action included in the Contributed Assets or the enforcement of any determinations, judgments or orders made with respect thereto, including but not limited to any decision, determination or approval by the CVV Trustees regarding the prosecution, disposition, settlement, resolution or liquidation of any such Cause of Action, except that (i) the CVV Trustees (or any subset thereof, as applicable) shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them, if it shall be established in a final judicial determination by clear and convincing evidence that any such act or omission of the CVV Trustees (or any subset thereof, as applicable) was undertaken with deliberate intent to injure the CVV Holders or with reckless disregard for the best interests of such CVV Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and (ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee’s or Delaware Trustee’s (as the case may be) gross negligence, willful misconduct or bad faith with respect to such acts or omissions as more fully described in Section 3.12(c) herein, provided that nothing in this Section 5.02 is intended to limit the CVV Trustees’ right to insurance obtained by the Adelphia Recovery Trust and the proceeds of such insurance.

(a) A Trust Indemnified Person shall be fully protected in relying in good faith upon the records of the Adelphia Recovery Trust and upon such information, opinions, reports or statements presented to the Adelphia Recovery Trust by any Person as to matters the Trust Indemnified Person reasonably believes are within such other Person’s professional or expert competence and, if selected by such Trust Indemnified Person, has been selected by such Trust Indemnified Person with reasonable care by or on behalf of the Adelphia Recovery Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payment to CVV Holders might properly be paid.

Section 5.03 Indemnification.5

(a) The Adelphia Recovery Trust shall indemnify, to the fullest extent permitted by law, any Trust Indemnified Person in connection with any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, arising out of or relating to the Adelphia Recovery Trust, the CVV Interests, the issuance or distribution of the CVV Certificates, the Causes of Action included in the Contributed Assets, including, but not limited to, in connection with the prosecution or settlement of such Causes of Action or the enforcement of any determination, judgment or order with respect thereto, including, but not limited to any decision, determination or approval by the CVV Trustees regarding the prosecution, disposition, settlement, resolution or liquidation of any such Cause of Action, or any acts or omissions of the Adelphia Recovery Trust, or actions taken by the CVV Trustees in their capacity or purportedly in their capacity as Trustees, against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys’ fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such Trust Indemnified Person in obtaining indemnification under this Declaration, whether or not in a formal proceeding (collectively, “Damages”).

(b) Notwithstanding the preceding paragraph (a), no indemnification shall apply (i) in the case of the indemnification of the CVV Trustees, if it is established in a final judicial determination by clear and convincing evidence that such Damages arose as the result of acts or omissions of the CVV Trustees with deliberate intent to injure the CVV Holders or with reckless disregard for the best interests of such CVV Holders, or (ii) in the case of the indemnification of the Delaware Trustee or the Institutional Trustee, if it

is established in a final judicial determination that such Damages arose because of such Trustee’s gross negligence, willful misconduct or bad faith subject to Section 3.12(c) herein. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the CVV Trustees acted or decided with deliberate intent to injure the CVV Holders or with reckless disregard for the best interests of such CVV Holders or (ii) the Delaware Trustee or Institutional Trustee was grossly negligent or engaged in willful misconduct or acted in bad faith.

(c) To the fullest extent permitted by law, expenses (including attorneys’ fees and expenses) incurred by a Trust Indemnified Person in defending a civil, criminal, administrative or investigative action, suit, proceeding or claim referred to in Section 5.03(a) shall be paid by the Adelphia Recovery Trust in advance (the “Indemnification Advances”) of the final disposition of such action, suit, proceeding or claim promptly upon receipt of an undertaking (without bond or security) by or on behalf of such Trust Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Adelphia Recovery Trust as authorized in this Section 5.03.

(d) All rights to indemnification under this Section 5.03 shall be deemed to be provided by a contract between the Adelphia Recovery Trust and each Person that constitutes a Trust Indemnified Person at any time while this Section 5.03 is in effect. Any repeal or modification of this Section 5.03 shall not affect any rights or obligations then existing.

(e) The Adelphia Recovery Trust shall purchase and maintain insurance to cover its indemnification obligations and any other liabilities of the CVV Trustees, including a tail insurance policy to provide insurance coverage for the CVV Trustees with same policy terms for 6 years following the termination of the CVV. The Adelphia Recovery Trust is authorized to use amounts from the Litigation Prosecution Fund (or amounts from other sources of Adelphia Recovery Trust) to pay for such insurance. Such insurance shall not limit the Adelphia Recovery Trust’s obligation to indemnify the CVV Trustees as set forth herein.

(f) For purposes of this Section 5.03, references to “Adelphia Recovery Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger involving the Adelphia Recovery Trust, so that any Person who is or was a director, trustee, officer, agent or employee of such constituent entity, or any Affiliate, partner, employee, representative, or agent of any of them, or is or was serving at the request of such constituent entity or any Affiliate, partner, employee, representative, or agent thereof as a director, trustee, officer, employee, or agent of another entity, shall stand in the same position under the provisions of this Section 5.03 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.03 shall continue as to a Person who has ceased to be a Trust Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(h) To the extent the Plan Administrator, its affiliates and agents or any of their respective officers, directors and employees (the “PA Indemnified Persons”), perform any duties or functions for the Adelphia Recovery Trust at the request of the CVV Trustees in accordance with this Declaration, the Plan, or the Plan Administrator Agreement and at the request of, the CVV Trustees, the PA Indemnified Persons shall be indemnified by the Adelphia Recovery Trust in accordance with the Plan Administrator Agreement. Anything contained in this Declaration to the contrary notwithstanding, the PA Indemnified Persons shall constitute third party beneficiaries of the provisions of this clause (h).

In addition to the foregoing, the Adelphia Recovery Trust shall indemnify and hold harmless, to the fullest extent permitted by law and in accordance with Section 13.1(b) of the Plan, the directors, managers, employees and professionals of the Debtors in connection with (and advance the costs of defense in defending against) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to the actions taken or omitted to be taken by the Plan Administrator in performing the Pre-Effective Date PA Duties.

ARTICLE VI

Issuance and Distribution of CVV Certificates

Section 6.01 General Provisions Regarding CVV Certificates.

(a) On the terms and subject to the conditions of this Declaration, in accordance with the terms of the Plan and the Confirmation Order, on the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, the Adelphia Recovery Trust shall issue CVV Certificates substantially in the form of Exhibit A in the series and amounts, and to the recipients that are specified in the Plan; provided, however, that the Adelphia Recovery Trust shall (i) only issue CVV Certificates to the Holders of CVV Tradable Interests, and (ii) shall not issue CVV Certificates to any Person other than such Persons as are specified in the Plan and their permitted transferees. On such date, the Adelphia Recovery Trust will deliver, or cause to be delivered to the Depositary, one or more Global CVV Certificates evidencing the CVV Tradable Interests.

(i) Each series of the CVV Tradable Interests may, at the discretion of the CVV Trustees, be further subdivided or consolidated into smaller or larger number of units. Each unit within a series will represent the right to receive a pro rata portion of all distributions with respect to such series, and shall be subject to such other terms and conditions as may be specified by the CVV Trustees that are not inconsistent with the Plan, the Confirmation Order or this Declaration.

(ii) Notwithstanding anything to the contrary contained herein, in lieu of issuing CVV Certificates, the Institutional Trustee may maintain a register of CVV Holders entitled to CVV Interests and mail to each such holder a statement indicating such CVV Holders’ entitlement to a CVV Interest. A CVV Holder may request that any entitlement to a CVV Tradable Interest be evidenced by a CVV Certificate.

(b) The CVV Certificates issued on the Effective Date shall be signed on behalf of the Adelphia Recovery Trust by any two of the CVV Trustees. Such signature shall be the facsimile or manual signature of such CVV Trustees. In case any CVV Trustee who shall have signed any of the CVV Certificates shall cease to be a CVV Trustee before the CVV Certificates so signed shall be delivered by the Adelphia Recovery Trust, such CVV Certificates nevertheless may be delivered as though the person who signed such CVV Certificates had not ceased to be a CVV Trustee; and any CVV Certificate may be signed on behalf of the Adelphia Recovery Trust by such persons who, at the actual date of execution of such CVV Certificate, shall be a CVV Trustee of the Adelphia Recovery Trust, although at the date of the execution and delivery of this Declaration any such person was not a CVV Trustee. A CVV Certificate shall not be valid until authenticated by the manual signature of a Responsible Officer of the Institutional Trustee or the Authenticating Agent. Such signature shall be conclusive evidence that the CVV Certificate has been authenticated under this Declaration. Upon written order of the Adelphia Recovery Trust signed by any two of the CVV Trustees, the Institutional Trustee shall authenticate the CVV Certificates for original issue. The Institutional Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the CVV Trustees to authenticate the CVV Certificates.

(c) Upon issuance of the CVV Certificates as provided in this Declaration, the CVV Certificates so issued shall be deemed to be validly issued, fully paid and non-assessable.

(d) Every Person, by virtue of having become a CVV Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

Section 6.02 Paying Agent, Transfer Agent and Registrar. The Adelphia Recovery Trust shall maintain in the city of Wilmington, Delaware, an office or agency where the CVV Certificates may be presented for payment (the “Paying Agent”), and an office or agency where CVV Certificates may be presented for registration of transfer (the “Transfer Agent”). The Adelphia Recovery Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering CVV Certificates and transfers and exchanges of CVV Certificates, such register to be held by a registrar (the “Registrar”). The CVV Trustees may appoint the Paying Agent, the Registrar, and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term “Paying Agent” includes any additional paying agent, the term “Registrar” includes any additional registrar or co Registrar and the term “Transfer Agent” includes any additional or co-Transfer Agent. The CVV Trustees may change any Paying Agent without prior notice to any CVV Holder. The CVV Trustees shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The CVV Trustees hereby appoint the Institutional Trustee to act as Paying Agent, Transfer Agent and Registrar for the CVV Certificates. The Institutional Trustee or any of its Affiliates may act as Paying Agent, Transfer Agent or Registrar.

Section 6.03 Form and Dating. The CVV Certificates shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Declaration. CVV Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the CVV Trustees as conclusively evidenced by the execution thereof. The CVV Certificates may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, agreements to which the Adelphia Recovery Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the CVV Trustees). The CVV Trustees shall furnish any such legend not contained in Exhibit A to the Institutional Trustee in writing. Each CVV Certificate shall be dated the date of its authentication. The form of CVV Certificate set forth in Exhibit A is part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee and the CVV Trustees, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. The Adelphia Recovery Trust, in issuing the CVV Certificates may use “CUSIP” numbers (if then generally in use), and, if so, the Institutional Trustee shall indicate the “CUSIP” numbers of the CVV Certificates in notices of redemption and related materials as a convenience to CVV Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CVV Certificates or as contained in any notice of redemption and related materials.

(a) Definitive and Global CVV Certificates. CVV Certificates shall be issued by the CVV Trustees in the form of one or more permanent global CVV Certificates in definitive, fully registered form without distribution coupons with the appropriate global legends (each, a “Global CVV Certificate”) or, if required pursuant to the terms hereof, in the form of individual certificates in definitive, fully registered form without distribution coupons (each, a “Definitive CVV Certificate”). The number of CVV Certificates represented by the Global CVV Certificate may from time to time be increased or decreased by adjustments made on the records of the Institutional Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 6.03(b) shall apply only to the Global CVV Certificates. If Global CVV Certificates are issued as provided in Section 6.03(a), the Adelphia Recovery Trust shall execute and the Institutional Trustee or the Authenticating Agent shall, in accordance with this Section 6.03, authenticate and deliver initially one or more Global CVV Certificates that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Institutional Trustee to such Depositary or pursuant to the Depositary’s instructions or held by the Institutional Trustee as custodian for the Depositary. Clearing Agency Participants shall have no rights under this Declaration with respect to any Global CVV Certificates held on their behalf by the Depositary or by the Institutional Trustee as the custodian of the Depositary or under such Global CVV Certificates, and the Depositary may be treated by the Adelphia Recovery Trust, the Institutional Trustee and any officer, director, employee, or agent of the Adelphia Recovery Trust or the Institutional Trustee as the absolute owner of such Global CVV Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Adelphia Recovery Trust, the Institutional Trustee or any agent of the Adelphia Recovery Trust or the Institutional Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Clearing Agency Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global CVV Certificates.

(c) Definitive CVV Certificates. Any Person with a beneficial interest in a Global CVV Certificate may exchange such interest for Definitive CVV Certificates.

Section 6.04 Mutilated, Destroyed, Lost or Stolen Certificates. If: (a) any mutilated CVV Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any CVV Certificate; and there shall be delivered to the Institutional Trustee, the Registrar and the CVV Trustees such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such CVV Certificate shall have been acquired by a protected purchaser, the CVV Trustees on behalf of the Adelphia Recovery Trust shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen CVV Certificate, a new CVV Certificate of like denomination. In connection with the issuance of any new CVV Certificate under this Section 6.04, the Registrar or the Institutional Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate CVV Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant CVV Certificates, as if originally issued, whether or not the lost, stolen or destroyed CVV Certificate shall be found at any time.

Section 6.05 Temporary CVV Certificates. Until definitive CVV Certificates are ready for delivery, the CVV Trustees may prepare and the Institutional Trustee or the Authenticating Agent shall authenticate temporary CVV Certificates. Temporary CVV Certificates shall be substantially in the form of definitive CVV Certificates but may have variations that the CVV Trustees consider appropriate for temporary CVV Certificates. Without unreasonable delay, the CVV Trustees shall prepare and the Institutional Trustee or the Authenticating Agent shall authenticate definitive CVV Certificates in exchange for temporary CVV Certificates, whereupon such temporary CVV Certificates shall be cancelled and be of no further force or effect.

Section 6.06 Redemption and Cancellation. The CVV Trustees at any time may deliver CVV Certificates to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any CVV Certificates surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all CVV Certificates surrendered for registration of transfer, payment, replacement or cancellation and shall destroy such canceled CVV Certificates in accordance with its customary practices and procedures. The Institutional Trustee may not issue new CVV Certificates to replace CVV Certificates that have been paid in full or that have been delivered to the Institutional Trustee for cancellation.

ARTICLE VII

Transfer of Interests

Section 7.01 General.

(a) Where CVV Certificates are presented by or on behalf of a CVV Holder to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equivalent amount of CVV Certificates represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, at least two of the CVV Trustees shall execute and the Institutional Trustee shall authenticate CVV Certificates at the Registrar’s request.

(b) CVV Certificates may only be transferred by a CVV Holder, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the CVV Certificates. Any transfer or purported transfer of any CVV Certificate not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the holder of such CVV Certificates for any purpose, including but not limited to the receipt of the CVV Distributions and such transferee shall be deemed to have no interest whatsoever in such CVV Certificates.

(c) The Registrar shall provide for the registration of CVV Certificates and of transfers of CVV Certificates, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any CVV Certificates, the Registrar shall cause one or more new CVV Certificates to be issued in the name of the designated transferee or transferees. Every CVV Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the CVV Holder or such CVV Holder’s attorney duly authorized in writing. Each CVV Certificate surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 6.06. A transferee of a CVV Certificate shall be entitled to the rights and subject to the obligations of a CVV Holder hereunder upon the receipt by such transferee of a CVV Certificate issued in the name of such transferee and otherwise executed and authenticated as provided herein. By acceptance of a CVV Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

Section 7.02 Transfer Procedures.

(a) Transfer and Exchange of Definitive CVV Certificates. When Definitive CVV Certificates are presented to the Registrar (x) to register the transfer of such Definitive CVV Certificates, or (y) to exchange such Definitive CVV Certificates for an equivalent amount of Definitive CVV Certificates, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive CVV Certificates surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Adelphia Recovery Trust and the Registrar, duly executed by the CVV Holder thereof or his attorney duly authorized in writing.

(b) Restrictions on Transfer of a Definitive CVV Certificate for a Beneficial Interest in a Global CVV Certificate. A Definitive CVV Certificate may not be exchanged for a beneficial interest in a Global CVV Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Institutional Trustee of a Definitive CVV Certificate, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the Institutional Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to a Global CVV Certificate to reflect an increase in the number of the CVV Certificates represented by the Global CVV Certificate, then the Institutional Trustee shall cancel such Definitive CVV Certificate and cause, or direct the Depositary to cause, the aggregate number of CVV Certificates represented by the Global

CVV Certificate to be increased accordingly. If no Global CVV Certificates are then outstanding, the CVV Trustees shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate number of Global CVV Certificates.

(c) Transfer and Exchange of Global CVV Certificates. The transfer and exchange of Global CVV Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration and the procedures of the Depositary therefor. Notwithstanding any other provisions of this Declaration, a Global CVV Certificate may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Section 7.03 Transfer of a Beneficial Interest in a Global CVV Certificate for a Definitive CVV Certificate.

(a) Any Person having a beneficial interest in a Global CVV Certificate may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive CVV Certificate, representing the same number of CVV Certificates. Upon receipt by the Institutional Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global CVV Certificate of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in such Global CVV Certificate, then the Institutional Trustee shall cause, in accordance with the standing instructions and procedures of the Depositary, the aggregate amount of the Global CVV Certificate to be reduced on its books and records and, following such reduction, the CVV Trustees shall execute and the Institutional Trustee or the Authenticating Agent shall authenticate, an appropriate Definitive CVV Certificates.

(b) Definitive CVV Certificate issued in exchange for a beneficial interest in a Global CVV Certificate pursuant to this Section 7.03(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Clearing Agency Participants or indirect participants or otherwise, shall instruct the Institutional Trustee. The Institutional Trustee shall deliver such CVV Certificates to the Persons in whose names such CVV Certificates are so registered in accordance with the instructions of the Depositary.

(c) Definitive CVV Certificates If No Depositary. If at any time:

(i) the Depositary notifies the Institutional Trustee and the CVV Trustees that the Depositary is unwilling or unable to continue as Depositary for the Global CVV Certificates and a successor Depositary for the Global CVV Certificates is not appointed by the CVV Trustees within 90 days after delivery of such notice; or

(ii) the CVV Trustees notify the Institutional Trustee in writing to issue Definitive CVV Certificates under this Declaration, then two of the CVV Trustees shall execute, and the Institutional Trustee or Authenticating Agent, upon receipt of a written order of the Adelphia Recovery Trust signed by two of the CVV Trustees requesting the authentication and delivery of Definitive CVV

Certificates to the Persons designated by the CVV Trustees, shall authenticate and deliver Definitive CVV Certificates, in an aggregate amount equal to the amount of Global CVV Certificates, in exchange for such Global CVV Certificates.

(iii) Cancellation or Adjustment of a Global CVV Certificate. At such time as all beneficial interests in a Global CVV Certificate have either been exchanged for Definitive CVV Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global CVV Certificate shall be returned to the Depositary for cancellation or retained and canceled by the Institutional Trustee. At any time prior to such cancellation, if any beneficial interest in a Global CVV Certificate is exchanged for Definitive CVV Certificates, CVV Certificates represented by such Global CVV Certificate shall be reduced and an adjustment shall be made on the books and records of the Institutional Trustee (if it is then the custodian for such Global CVV Certificate) with respect to such Global CVV Certificate, by the Institutional Trustee to reflect such reduction.

(d) Obligations with Respect to Transfers and Exchanges of CVV Certificate.

(i) To permit registrations of transfers and exchanges, any two of the CVV Trustees shall execute and the Institutional Trustee or Authenticating Agent shall authenticate Definitive CVV Certificates and Global CVV Certificates at the Registrar’s or Depository’s request, as applicable.

(ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Institutional Trustee or the Registrar may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

(iii) All CVV Certificates issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the CVV Certificates surrendered upon such registration of transfer or exchange.

Section 7.04 Deemed CVV Certificate Holders. The Adelphia Recovery Trust, the CVV Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any CVV Certificate shall be registered on the books and records of the Adelphia Recovery Trust as of the applicable record date as the sole holder of such CVV Certificate (and of the undivided beneficial interest in the assets of the Adelphia Recovery Trust represented by such CVV Certificate) for purposes of receiving payment of the CVV Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such CVV Certificate or in the rights represented by such Certificate on the part of any other Person, whether or not the Adelphia Recovery Trust, the CVV Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof.

With respect to Global CVV Certificates issued by the Adelphia Recovery Trust: (i) the Trustees may deal with the Depositary as the authorized representative of the beneficial owners of CVV Interests; (ii) the rights of the holders of beneficial interests in the Adelphia Recovery Trust shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such holders of beneficial interests and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions on the CVV Certificates to such direct participants; and (iv) the direct participants of the Depositary shall have no rights under this Declaration under or with respect to any of the CVV Certificates held on their behalf by the Depositary, and the Depositary may be treated by the Trustees and their respective agents, employees, officers and directors as the absolute owner of the CVV Certificates for all purposes whatsoever.

Section 7.05 Notices to Depositary. Whenever a notice or other communication to the CVV Holders is required under this Declaration, unless and until Definitive CVV Certificates shall have been issued to the beneficial owners of CVV Certificates pursuant to this Declaration the Trustees shall give all such notices and communications specified herein to be given to the CVV Holders to the Depositary, and shall have no notice obligations to the beneficial owners of CVV Certificates.

Section 7.06 Appointment of Successor Depositary. If any Depositary elects to discontinue its services as securities depositary with respect to the CVV Certificates, the CVV Trustees, in their sole discretion, shall appoint a successor Depositary with respect to such CVV Certificates.

ARTICLE VIII

Tax Matters

Section 8.01 Income Tax Status.

(a) Unless the IRS or a court of competent jurisdiction requires a different treatment, for all federal income tax purposes, (e.g., Tax Code Sections 61(a)(12), 483, 1001, 1012 and 1274), (i) the Debtors shall be deemed to have transferred the Trust Assets to the CVV Holders (in proportion to the fair market value of the CVV Interests received by each) and thereupon the CVV Holders shall be deemed to have transferred the Trust Assets to the Adelphia Recovery Trust, and (ii) the Adelphia Recovery Trust shall be treated as a grantor trust and the CVV Holders shall be treated as the grantors and deemed owners of the Adelphia Recovery Trust. In the case of the CVV Interests reserved for holders of Disputed Claims and Equity Interests, those CVV Interests will be deemed transferred to the CVV DOF. The CVV DOF and not the holders of Disputed Claims and Equity Interests will be treated as the owner of the CVV Interests reserved for Disputed Claims. The CVV Trustees are authorized to take any reasonable action that may be necessary or appropriate to minimize any potential tax liability of the CVV Holders arising out of the operations of the Adelphia Recovery Trust.

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(b) The taxable income or loss of the Adelphia Recovery Trust shall be allocated to CVV Holders in accordance with Section 9.6 of the Plan such that each item of income, gain, loss, expense and other tax items will be allocated to those CVV Holders that would be entitled to receive such items if they constituted cash distributions or reductions therefrom and such CVV Holders shall be responsible for the payment of any and all taxes on a current basis that result from such allocations, whether or not any amounts are immediately distributed to such CVV Holders. Notwithstanding Section 8.01(b) above, the CVV Trustees may adopt such other methods of allocating the Trust’s taxable income or loss for federal and applicable state and local income tax returns as it deems reasonable, appropriate, lawful and necessary to ensure that all allocations are consistent with the Plan and CVV Holders’ economic interests in the Trust Assets.

Section 8.02 Tax Returns and Reports. In accordance with Treasury Regulations Section 1.671-4(a), the CVV Trustees shall cause to be prepared and filed, at the cost and expense of the Adelphia Recovery Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the items of income, deduction, and credit attributable to the Adelphia Recovery Trust and detailing the allocation of such items of income, deduction, and credit among the CVV Holders as required pursuant to the Form 1041 instructions for grantor trusts. A schedule containing the information needed by CVV Holders to file their tax returns will be delivered as soon as practicable to each CVV Holder. The CVV Trustees shall be responsible for filing all federal, state and local tax returns for the Adelphia Recovery Trust and shall pay any taxes shown as due thereon.

The CVV Trustees shall value, or cause to be valued, as required by the Plan, the Trust Assets and notify the CVV Holders in writing of such valuations. The Trust Assets shall be valued consistently by the CVV Trustees and the CVV Holders for all federal income tax purposes.

Section 8.03 Tax Identification Number; Withholding. The CVV Trustees may require any CVV Holder or other distributee to furnish to the CVV Trustees its tax identification number as assigned by the IRS and the CVV Trustees may condition any distribution to any CVV Holder or other distributee upon receipt of such identification number. If any such CVV Holder or other distributee fails to supply a tax identification number to the CVV Trustees within ninety (90) days of the initial request by the CVV Trustees, all payments to such CVV Holder shall be subject to backup withholding tax in accordance with the Tax Code. All payments to CVV Holders shall also be subject to any other withholdings required by federal, state or local tax laws. The CVV Trustees shall be authorized to take all actions necessary to comply with such withholding requirements. Each CVV Holder shall have the sole and exclusive responsibility for the payment of any tax obligation imposed by any governmental unit relating to the CVV Interests and any distribution with respect to such CVV Interests.

Section 8.04 Fiscal and Tax Year. The fiscal year and taxable year of the Adelphia Recovery Trust shall, unless otherwise required by the Tax Code, be the calendar year.

ARTICLE IX

Term and Termination

Section 9.01 Term. The Adelphia Recovery Trust shall dissolve upon the earlier of (i) the distribution of all of its assets to CVV Holders, and (ii) the fifth anniversary of the creation of the Adelphia Recovery Trust, provided that, if warranted by the facts and circumstances involved in resolving the Causes of Action, upon application to, and subject to the approval of, the Bankruptcy Court upon a finding that such extension is necessary for the purposes of resolving such Causes of Action and distributing the proceeds to CVV Holders, the term of the Adelphia Recovery Trust may be extended by the CVV Trustees for a specified, finite term, but each such extension is subject to the approval of the Bankruptcy Court within six (6) months of the beginning of each such extension (the “CVV Dissolution Date”). Notwithstanding anything to the contrary, in no event shall the CVV Trustees unduly prolong the duration of the Adelphia Recovery Trust, and the CVV Trustees shall at all times endeavor to prosecute, direct, settle or compromise expeditiously the Causes of Action included in the Contributed Assets, so as to distribute the proceeds distributable hereunder to the CVV Holders and terminate the Adelphia Recovery Trust as soon as practicable in accordance with this Declaration. Upon the CVV Dissolution Date, any such Cause of Action which has not been prosecuted, settled, compromised or adjudicated by the Adelphia Recovery Trust will be extinguished, and no CVV Holder shall have any rights or interest therein.

Section 9.02 No Termination by CVV Holders. The Adelphia Recovery Trust may not be terminated by the CVV Holders.

Section 9.03 Winding Up and Termination. After the dissolution of the Adelphia Recovery Trust as provided in Section 9.01 of this Declaration and solely for the purpose of liquidating and winding up the affairs of the Adelphia Recovery Trust, the CVV Trustees shall continue to act as CVV Trustees until their duties hereunder and the Plan have been fully performed and the Adelphia Recovery Trust has been dissolved. The Institutional Trustee shall, upon the dissolution of the Adelphia Recovery Trust, wind up the affairs of the Adelphia Recovery Trust in accordance with Section 3808(e) of the Statutory Trust Act and distribute all CVV Distributions as provided in Article IV hereof. Upon completion of the winding up, the Institutional Trustee shall file a Certificate of Cancellation with the Delaware Secretary of State, thereby terminating the Adelphia Recovery Trust.

ARTICLE X

Holders of CVV Certificates

Section 10.01 Limitations on Rights of CVV Holders. The CVV Holders by accepting the CVV Certificates acknowledge that:

(a) the CVV Holders, in their capacities as CVV Holders, are not stockholders of the Adelphia Recovery Trust or any successor of it and will have no rights to dividends, liquidation preferences or other distributions other than the payments described in Article IV, and will have no voting rights except as expressly described herein;

(b) the CVV Certificates are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation;

(c) the CVV Holders have no rights with respect to, or interest in, (i) the Causes of Action included in the Contributed Assets, (ii) the Debtors (or any successor thereto), or (iii) any amount received by the Debtors with respect to the Causes of Action included in the Contributed Assets, including any judgment or settlement proceeds;

(d) the CVV Holders have no rights to direct the Institutional Trustee or the Delaware Trustee other than as set forth in Section 10.02(a) herein;

(e) nothing in this Declaration shall be construed to create any partnership or joint venture;

(f) (i) the Causes of Action included in the Contributed Assets are solely assets of the Adelphia Recovery Trust, (ii) the Causes of Action included in the Contributed Assets shall be conducted on behalf of the CVV Holders solely in accordance with the instructions of the CVV Trustees pursuant to this Declaration, (iii) the CVV Trustees shall have the sole and exclusive right to take (or not take) actions relating to such Causes of Action as contemplated by this Declaration and may, among other things, dismiss, settle or cease prosecuting such Causes of Action at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the CVV Trustees may determine, (iv) the CVV Trustees have the sole and exclusive right to take or not take other actions contemplated by this Declaration on behalf of the CVV Holders relating to such Causes of Action (including, without limitation, any decision with respect to the incurrence of expenses); and

(g) any liability of the Trustees is limited to the extent set forth in this Declaration.

Section 10.02 Limitations on Suits by CVV Holders.

(a) To the fullest extent permitted by law, no CVV Holder shall have any right by virtue or by availing itself of any provision of this Declaration to institute any action or proceeding (other than a suit by such CVV Holder for nonpayment of amounts due and owing hereunder with respect to such CVV Holder’s CVV Certificates following a payment of CVV Distributions by the Adelphia Recovery Trust) at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Declaration, or for the appointment of any trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such CVV Holder previously shall have given to the Institutional Trustee written notice of default and of the continuance thereof as herein before provided, and unless also the Requisite CVV Holders shall have made written request upon the Institutional Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Institutional Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Institutional Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; it being understood and intended, and being expressly covenanted by every CVV Holder with every other CVV Holder and the Institutional Trustee, that no one or more CVV Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Declaration to effect, disturb or prejudice the rights of any other such CVV Holder, or to obtain or seek to obtain priority over or preference to any other such CVV Holder or to enforce any right under this Declaration, except in the manner herein provided and for the ratable and common benefit of all CVV Holders. For the protection and enforcement of the provisions of this Section, each and every CVV Holder and the Institutional Trustee shall be entitled to such relief as can be given either at law or in equity.

(b) Any proceeding by CVV Holders shall be instituted only in accordance with the following procedures:

(i) The prospective plaintiff(s) shall deliver to the Institutional Trustee (which shall promptly deliver a copy thereof to the CVV Trustees) a printed or typewritten statement not more than 10 pages in length containing (i) the name(s) and address(es) of the prospective plaintiff(s), (ii) a statement of the nature and amount of each plaintiff’s interest in the CVV Certificates, and (iii) a description of the nature and grounds of the claims to be asserted and the relief or remedy sought.

(ii) The Institutional Trustee shall promptly notify the prospective plaintiff(s) of the number of copies needed for distribution to CVV Holders and the postage, printing and administrative costs for preparing and mailing the statement of the prospective plaintiff(s), a response by the CVV Trustees, as applicable, which shall not exceed 10 pages in length, a consent form described below and a return envelope. Upon receipt of a certified check for such postage, printing and administrative costs, the Institutional Trustee shall promptly mail these materials to the CVV Holders. Sixty days after mailing, the responses received shall be open to inspection by the prospective plaintiff(s) or any CVV Holder at reasonable times during business hours at the office of the Adelphia Recovery Trust designated for such purposes.

(iii) The mailing to CVV Holders shall include a consent form reading substantially as follows:

“In response to the Adelphia Recovery Trust mailing dated

                     I HEREBY CONSENT TO SUCH SUIT.

                     I DO NOT CONSENT TO SUCH SUIT.

Signature
__________________________

Printed or Typed Name of CVV Holder

Date:	__________________________

“If this response is not returned by                         , you will be considered as not consenting to such suit.”

ARTICLE XI

Representations of Institutional Trustee and Delaware Trustee

Section 11.01 Representations and Warranties of the Institutional Trustee. The entity that acts as initial Institutional Trustee represents and warrants to the Adelphia Recovery Trust at the date of this Declaration, and each entity that acts as a Successor Institutional Trustee represents and warrants to the Adelphia Recovery Trust at the time of such entity’s acceptance of its appointment as Successor Institutional Trustee, that:

(i) the entity is a corporation or banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States or a State thereof with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(ii) the execution, delivery and performance by the entity of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the entity, and it constitutes a legal, valid and binding obligation of the entity, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(iii) the execution, delivery and performance of this Declaration by the entity does not conflict with or constitute a breach of the charter or by-laws of the entity.

Section 11.02 Representations and Warranties of the Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Adelphia Recovery Trust at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Adelphia Recovery Trust at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

(i) the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(ii) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(iii) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Adelphia Recovery Trust the requirements of Section 3807 of the Statutory Trust Act.

ARTICLE XII

Amendments and Meetings

Section 12.01 Amendments.

(a) Except as otherwise provided in this Declaration, this Declaration may only be amended by a written instrument approved and executed by:

(i) the Institutional Trustee;

(ii) the CVV Trustees, acting by majority vote; and

(iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

(b) Notwithstanding any other provision of this Article XII, no amendment shall be made, and any such purported amendment shall be void and ineffective, unless the Institutional Trustee shall have first received an Officers’ Certificate from the Adelphia Recovery Trust that such amendment is permitted by, and consistent with, the terms of this Declaration (including the terms of the CVV Certificates).

(c) Except as provided in Section 12.01(d), (e) or (f), no amendment shall be made, and any such purported amendment shall be void and ineffective unless, at the request of the CVV Trustees, acting by majority vote, there shall have been obtained (i) the consent of the Requisite CVV Holders to such amendment, or (ii) the approval of the Bankruptcy Court after a motion (the “Trustees’ Motion”) seeking such amendment for cause, with notice to the Requisite CVV Holders. The Requisite CVV Holders shall be the only parties with standing to object to the Trustees’ Motion.

(d) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected CVV Holder, this Declaration may not be amended to (i) discriminate among CVV Holders in a manner not contemplated by the Plan, or (ii) restrict the right of a CVV Holder to institute suit for the enforcement of any payment that is due and owing hereunder and remains unpaid despite payment to other CVV Holders from the same CVV Distribution.

(e) Section 2.04(a), Section 4.01(d) and this Section 12.01 shall not be amended without the consent of all of the CVV Holders affected thereby.

(f) Subject to Section 12.01(b), this Declaration may be amended by the Institutional Trustee and the CVV Trustees without the consent of the CVV Holders:

(i) to cure any ambiguity;

(ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

(iii) to add to the covenants, restrictions or obligations of the CVV Trustees or to alter the allocation of duties between the CVV Trustees and the Institutional Trustee;

(iv) to modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Adelphia Recovery Trust (A) will be classified for United States federal income tax purposes at all times as a grantor trust, (B) will not be required to register as an Investment Company under the Investment Company Act (including, without limitation, to conform to any change in any applicable rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority), (C) is able to issue additional CVV Certificates, or (D) complies with the applicable requirements of the United States Securities and Exchange Commission;

provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall materially and adversely affect the powers, preferences or special rights of CVV Holders or cause the Adelphia Recovery Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income taxation.

(g) The Institutional Trustee may, but shall have no obligation to, execute any amendment which materially adversely affects its rights, powers, immunities or indemnities.

Section 12.02 Meetings of Holders of CVV Certificates; Action by Written Consent.

(a) Meetings of the CVV Holders may be called at any time by the CVV Trustees to consider and act on any matter on which CVV Holders are entitled to act under the terms of this Declaration or the terms of the CVV Certificates.

(b) Except to the extent otherwise provided in the terms of the CVV Certificates, the following provisions shall apply to meetings of CVV Holders:

(i) notice of any such meeting (with a copy to the Institutional Trustee) shall be given to all the CVV Holders having a right to vote thereat at least 20 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the CVV Holders is permitted or required under this Declaration, such vote, consent or approval may be given at a meeting of the CVV Holders. Any action that may be taken at a meeting of the CVV Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the CVV Holders owning not less than the minimum amount of CVV Certificates that would be necessary to authorize or take such action at a meeting at which all CVV Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the CVV Holders entitled to vote who have not consented in writing. The CVV Trustees may specify that any written ballot submitted to the CVV Holders for the purpose of taking any action without a meeting shall be returned to the Adelphia Recovery Trust within the time specified by the CVV Trustees;

(ii) each CVV Holder may authorize any Person to act for it by proxy on all matters in which a CVV Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the CVV Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Adelphia Recovery Trust were a Delaware corporation and the CVV Holders were stockholders of a Delaware corporation; each meeting of the CVV Holders shall be conducted by the CVV Trustees or by such other Person that the CVV Trustees may designate; and

(iii) unless the Statutory Trust Act, this Declaration or the terms of the CVV Certificates otherwise provide, the CVV Trustees, in their sole discretion, shall establish all other provisions relating to meetings of CVV Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any CVV Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XIII

Miscellaneous

Section 13.01 Governing Law; Jurisdiction.

(a) This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware and U.S. bankruptcy laws, as applicable, without giving effect to any contrary result otherwise required under applicable choice or conflict of law rules.

(b) The parties and all CVV Holders by accepting their CVV Certificates agree that the Bankruptcy Court shall have continuing jurisdiction over the Adelphia Recovery Trust, the Delaware Trustee, the Institutional Trustee, the CVV Trustees and the Trust Assets, including, without limitation, jurisdiction to determine all disputes regarding the administration and activities of the Adelphia Recovery Trust, the Delaware Trustee, the Institutional Trustee, the CVV Trustees, the provisions of this Declaration and any modifications to this Declaration. The CVV Trustees shall have the power and authority to bring any action in the Bankruptcy Court to prosecute the Causes of Action included in the Contributed Assets as provided in Section 2.03 herein. Notwithstanding anything herein to the contrary, the CVV Trustees may commence and prosecute any of the claims comprising such Causes of Action in any state or federal court or other tribunal where venue and jurisdiction is otherwise proper.

Section 13.02 Notices. Any notice or other communication required or permitted to be made under this Declaration shall be in writing and shall be deemed to have been sufficiently given, for all purposes, (i) at the time delivered by hand, (ii) when receipt is confirmed if delivered personally or by telex, facsimile or other telegraphic means or (iii) five (5) Business Days after being deposited in the mail (postage prepaid), if sent by registered United States mail, return receipt requested, postage prepaid:

(a) if given to the CVV Trustees, in care of the CVV Trustees and the Institutional Trustee at the addresses set forth below (or such other address as the CVV Trustees may give notice of to the Holders of the CVV Certificates):

919 North Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705

Facsimile: (302) 652-4400

Attention: Dean A. Ziehl, Esq., Chairman

with a copy to:

Jenner & Block LLP

One IBM Plaza

Chicago, IL 60611-2661

Facsimile:   (312) 527-0484

Attention:    William D. Heinz, Esq.

 Deirdre E. Connell, Esq.

(b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the CVV Certificates):

The Bank of New York (Delaware)

100 White Clay Center, Route 273

P.O. Box 6995

Newark, DE 19711

Facsimile: (302) 453-4400

Attention: Corporate Trust Administration

(c) if given to the Institutional Trustee, at the mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the CVV Certificates).

The Bank of New York

101 Barclay Street – Floor 8W

New York, NY 10286

Facsimile: (212) 815-5707

Attention: Corporate Trust Administration

(d) if to any CVV Holder, to the last known business or residential address of such CVV Holder, as the case may be, reflected in the List of Holders; provided, however, that any notice that is required to be delivered to all CVV Holders may be disseminated in accordance with the provisions of Rule 101(e) of the Regulation FD promulgated by the Commission, in fulfillment of the such notice requirement;

(e) if to the Debtors, to

Adelphia Communications Corporation

5619 DTC Parkway

Greenwood Village, CO 80111

Facsimile: (303) 268-6485

Attention: Plan Administrator

Section 13.03 Headings. The headings contained in this Declaration are solely for convenience of reference and shall not affect the meaning or interpretation of this Declaration or of any term or provision hereof.

Section 13.04 Plan. The terms of this Declaration are intended to supplement the terms provided by the Plan and the Confirmation Order. However, to the extent that the terms of the Plan or the Confirmation Order are inconsistent with the terms set forth in this Declaration with respect to the Adelphia Recovery Trust, then the Plan or the Confirmation Order, as applicable, shall govern.

Section 13.05 Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, and words importing the singular number include the plural number and vice versa. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, Bankruptcy Rules or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Declaration, and the words “herein,” “hereof and “hereunder” and words of similar import refer to this Declaration as a whole and not to any particular Article, Section or subdivision of this Declaration.

Section 13.06 Counterparts. This Declaration may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.07 Investment Company Act. The Adelphia Recovery Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Adelphia Recovery Trust does not and will not hold itself out as, an “investment company” or any entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

Section 13.08 Parties in Interest. Except as expressly provided herein with respect to the Trust Indemnified Parties, this Declaration shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

Section 13.09 Entire Agreement. This Declaration, the Plan and the Confirmation Order together constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Exhibits and Schedules to this Declaration are hereby incorporated and made a part hereof and are an integral part of this Declaration.

Section 13.10 Construction. The language used in this Declaration will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Declaration; (b) including means “including but not limited to”; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) “$” means the currency of the United States of America.

Section 13.11 Severability. In the event that any one or more of the provisions contained in this Declaration or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Declaration or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Declaration a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Declaration or caused this Declaration to be duly executed by their respective officers or authorized representatives, effective as of the date first above written.

ADELPHIA COMMUNICATIONS CORPORATION, acting on behalf of the CVV Holders pursuant to the Plan

By: Quest Turnaround Advisors, L.L.C., Plan Administrator

By:
Name:
Title:

Subsidiary Debtors-In-Possession, acting on behalf of the CVV Holders pursuant to the Plan

By: Quest Turnaround Advisors, L.L.C., Plan Administrator

By:
Name:
Title:

The Bank of New York (Delaware), as Delaware Trustee

By:
Name:
Title:

The Bank of New York, as Institutional Trustee

By:
Name:
Title:

By:
Name: Bryan Bloom Title: CVV Trustee

By:
Name: Lee S. Hillman Title: CVV Trustee

By:
Name: David P. Stowell Title: CVV Trustee

By:
Name: Ralph J. Takala Title: CVV Trustee

By:
Name: Dean A. Ziehl Title: CVV Trustee

SCHEDULE 1

CVV TRUSTEE COMPENSATION

The compensation for the CVV Trustees will be determined by a separate agreement among the Creditors Committee and the CVV Trustees, and such agreement shall be deemed to be fully incorporated herein.

EXHIBIT A

FORM OF CVV CERTIFICATE

[FORM OF FACE OF CERTIFICATE]

[The following two paragraphs apply only to Certificates in global form.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ADELPHIA RECOVERY TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

__________________________
CVV INTEREST

CERTIFICATE NUMBER	NUMBER OF UNITS

CUSIP NO: [ ]

CERTIFICATE EVIDENCING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS

OF THE ADELPHIA RECOVERY TRUST

THE ADELPHIA RECOVERY TRUST, a statutory trust created under the laws of the State of Delaware and formerly known as the Adelphia Contingent Value Vehicle (the “Adelphia Recovery Trust”), hereby certifies that (the “CVV Holder”) is the registered owner of units of the Adelphia Recovery Trust representing undivided beneficial interests in the assets of the Adelphia Recovery Trust, designated the Contingent Value Vehicle Certificates (the “CVV Certificates”). Subject to the Declaration (as defined below), the CVV Certificates are transferable on the books and records of the Adelphia Recovery Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The CVV Certificates represented hereby are issued pursuant to the designation, rights, privileges, restrictions, preferences and other terms and provisions of, and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust for Adelphia Recovery Trust dated as of February 13, 2007, among Adelphia Communications Corporation and all of its affiliated Debtors-in-Possession acting on behalf of the CVV Holders, the CVV Trustees, the Delaware Trustee and the Institutional Trustee (the “Declaration”). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Institutional Trustee will provide a copy of the Declaration to the CVV Holders without charge upon written request to the Adelphia Recovery Trust at its principal place of business.

Upon receipt of this CVV Certificate, the CVV Holder is bound by the Declaration and is entitled to the benefits thereunder. This CVV Certificate is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Adelphia Recovery Trust has duly executed this CVV Certificate.

ADELPHIA RECOVERY TRUST

By:
Name:
	Title:	CVV Trustee

By:
Name:
	Title:	CVV Trustee

CERTIFICATE OF AUTHENTICATION

This is one of the CVV Certificates referred to in the within-mentioned Declaration.

The Bank of New York, as the Institutional Trustee

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE]

Distributions (if any) payable on each CVV Certificate (the “CVV Distributions”) will be payable from time to time by the Adelphia Recovery Trust net of any professionals fees, costs or expenses (including, without limitation, any taxes) incurred by the Institutional Trustee and the Delaware Trustee, or incurred or reserved by the CVV Trustees in connection with administering, litigating or otherwise resolving the Causes of Action in accordance with the priority and liquidation preferences of the CVV Interests as set forth in Section 9.3 of the Plan.

To the fullest extent permitted by law, no Trust Indemnified Person (as defined in the Declaration) shall be liable, responsible or accountable in damages or otherwise to the Adelphia Recovery Trust or any other Trust Indemnified Person, holder of Claim or Equity Interest under the Plan or any CVV Holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trust Indemnified Person, except that (i) the CVV Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them, except as otherwise excluded in the Declaration, if it shall be established in a final and nonappealable judicial determination by clear and convincing evidence that any such act or omission of the CVV Trustees (or any subset thereof, as applicable) was undertaken with deliberate intent to injure the CVV Holders or with reckless disregard for the best interests of such CVV Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages and the CVV Trustees right to insurance obtained by the Adelphia Recovery Trust and the proceeds of such insurance is unaffected, and (ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee’s or Delaware Trustee’s (as the case may be) gross negligence, willful misconduct or bad faith with respect to such acts or omissions, except as otherwise excluded in the Declaration.

To the fullest extent permitted by law, no Trust Indemnified Person, shall have any liability to the Adelphia Recovery Trust, the CVV Trustees or the CVV Holders. Without limiting the generality of the foregoing, to the fullest extent permitted by law, none of the CVV Holders (in their capacity as CVV Holders), the Trustees or the Adelphia Recovery Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against a Trust Indemnified Person relating to the formation of the Adelphia Recovery Trust, the distribution of the CVV Certificates, the Causes of Action that are Trust Assets or actions of the Trustees in their capacity (or purportedly in their capacity) as Trustees.

The CVV Holders will have no voting rights (except in the limited circumstance set forth in the Declaration), no liquidation preference and no rights to dividends or distributions other than their the CVV Distributions, plus any other Trust Assets.

THE CVV CERTIFICATES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

Each CVV Holder acknowledges that: (i) the Debtors’ Causes of Action included in the Trust Assets are solely an asset of the Adelphia Recovery Trust and its successors, (ii) the prosecution of the Debtors’ Causes of Action that are Trust Assets shall be conducted by and on behalf of the

Adelphia Recovery Trust and its successors solely in accordance with the instructions of the CVV Trustees pursuant to the Declaration, (iii) the CVV Trustees shall have the sole and exclusive right to direct the Adelphia Recovery Trust and its successors to take (or not take) actions relating to the Debtors’ Causes of Action that are Trust Assets as contemplated by the Declaration and may, among other things, instruct the Adelphia Recovery Trust and its successors to dismiss, settle or cease prosecuting the Debtors’ Causes of Action that are Trust Assets at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the CVV Trustees may determine, (iv) the CVV Trustees have the sole and exclusive right to take or not take other actions contemplated by the Declaration relating to the Debtors’ Causes of Action that are Trust Assets (including, without limitation, any decision with respect to the incurrence of expenses) and (v) the CVV Holders have limited rights to direct the Institutional Trustee or the Delaware Trustee as set forth in the Declaration.

Nothing in the Declaration or this CVV Certificate shall be construed to create any partnership or joint venture between the Adelphia Recovery Trust and the CVV Holders.